EXHIBIT 99.1

Berkshire Hills Bancorp, Inc. Appoints Subhadeep Basu
Chief Financial Officer

BOSTON, March 18, 2021-  Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, announced today that Subhadeep Basu was appointed Senior Executive Vice President, Chief Financial Officer of the Company and the Bank. Mr. Basu will succeed James M. Moses, who has chosen to leave the company as of March 19th to pursue other interests.

In his role as Senior Executive Vice President and Chief Financial Officer, Mr. Basu will serve as the company's top financial officer.  He will work closely with Senior Management to meet the organization's short-term and long-term objectives, regulatory requirements and evaluate current and future operating performance to enhance shareholder value, maintain and improve financial flexibility, and enhance Berkshire’s overall financial position.

"Subhadeep is a dynamic leader with extensive experience at global financial institutions, enabling change and driving growth across complex organizations and environments," stated Nitin Mhatre, CEO of Berkshire Hills Bancorp and Berkshire Bank. "He brings Berkshire a diverse set of leadership skills and a   proven track record of improving revenue and profitability through a customer-centric approach, focusing on transformation, operating model realignment and adoption of emerging technologies and digitization. His extensive experience and leadership will be instrumental in the execution of our transformational strategic plan to enhance value for all stakeholders."

Mr. Basu is a senior executive with more than 20 years of global banking, financial and risk management expertise leading transformation and growth. Prior to joining Berkshire, Mr. Basu served as Senior Vice President of Global Institutional Services at State Street. He led key strategic initiatives that helped drive business and revenue growth and enhanced client retention. He previously served as Senior Vice President of Finance, leading global regulatory reporting, capital strategy and optimization and finance and risk infrastructure. Before joining State Street, he spent more than 15 years at Citigroup, Bank of America, and Ally Financial in various leadership roles across Finance, Treasury, Risk, and Consumer and Commercial Banking. Mr. Basu serves as a board member and Treasurer for The Arc of Massachusetts based in Waltham, MA.

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, a community bank committed to purpose driven performance based on its Be FIRST corporate responsibility culture.  Headquartered in Boston, Berkshire operates 124 banking offices in seven Northeastern states, with approximately $12.8 billion in assets.

FORWARD-LOOKING STATEMENTS
This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov.

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the novel coronavirus (COVID-19) pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a continued decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.  Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

Investor Relations Contact:	Media Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development Email: KAConn2@berkshirebank.com Tel: (617) 610-2391	John Lovallo Email: jlovallo@levick.com Tel: (917) 612-8419 Cate Cronin Email: ccronin@levick.com Tel: (202) 738-7302

Photo: Subhadeep Basu, Senior Executive Vice President, Chief Financial Officer